Exhibit 4.3

Hewlett Packard Enterprise Company,
as the Company,

and

THE Bank of New York Mellon Trust Company, N.A.,
as the Trustee

TWENTIETH SUPPLEMENTAL INDENTURE

DATED AS OF MARCH 21, 2023

to

INDENTURE

DATED AS OF OCTOBER 9, 2015

Relating to

$400,000,000 of 6.102% Notes due 2026

TWENTIETH SUPPLEMENTAL INDENTURE

TWENTIETH SUPPLEMENTAL INDENTURE, dated as of March 21, 2023 (this “Twentieth Supplemental Indenture”), between Hewlett Packard Enterprise Company, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of October 9, 2015 (the “Base Indenture” and, together with this Twentieth Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its notes and other evidences of senior debt securities, to be issued in one or more series as therein provided;

WHEREAS, pursuant to the terms of the Base Indenture, on the date hereof, the Company desires to provide for the establishment of a series of notes to be known as its 6.102% Notes due 2026 (the “Notes”);

WHEREAS, this Twentieth Supplemental Indenture relates to and sets forth the terms and conditions of the Notes; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Twentieth Supplemental Indenture, and all requirements necessary to make this Twentieth Supplemental Indenture a legal, valid and binding instrument in accordance with its terms, to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the legal, valid and binding obligations of the Company, and all acts and things necessary have been done and performed to make this Twentieth Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Twentieth Supplemental Indenture has been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party hereto agrees for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

Article One

Definitions

Section 1.01     Capitalized terms used but not defined in this Twentieth Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02     References in this Twentieth Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Twentieth Supplemental Indenture unless otherwise specified.

Section 1.03     For purposes of this Twentieth Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“Additional Notes” means any additional Notes that may be issued from time to time pursuant to Section 2.01(b).

“Base Indenture” has the meaning provided in the Recitals.

“Below Investment Grade Rating Event” means, with respect to the Notes, the rating on the Notes is lowered by each of the Rating Agencies, and the Notes are rated below Investment Grade by each of the Rating Agencies, within 60 days from the earlier of (1) the date of the public notice of an arrangement that could result in a Change of Control or (2) the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Business Day” for all purposes related to the Notes means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

“Change of Control” means the occurrence of any of the following after the date hereof:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one or more of the Company’s subsidiaries; (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one of the Company’s wholly owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or (5) the adoption by the Company of a plan providing for the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (2) above if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (b) (y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction, no person (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning provided in the Preamble.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on October 9, 2015; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval by such Continuing Directors of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Depositary” has the meaning provided in Section 2.03(d).

“Event of Default” has the meaning provided in Section 5.01.

“Fitch” means Fitch Ratings Inc. and its successors.

“Indenture” has the meaning provided in the Recitals.

“Initial Notes” means the aggregate principal amount of Notes issued on the date hereof, as specified on the first paragraph of Section 2.01.

“Interest Payment Date” has the meaning provided in Section 2.04.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Notes” has the meaning provided in the Recitals. For the avoidance of doubt, “Notes” shall include any Additional Notes.

“Par Call Date” means April 1, 2024.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Regular Record Date” has the meaning provided in Section 2.04.

“S&P” means S&P Global Ratings and its successors.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding the Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices, expressed as a percentage of principal amount, at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning provided in the Preamble.

“Twentieth Supplemental Indenture” has the meaning provided in the Preamble.

“Voting Stock” means, with respect to any person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

Article Two

General Terms and Conditions of the Notes

Section 2.01     Designation and Principal Amount.

(a)          The Notes are hereby authorized and designated the 6.102% Notes due 2026. The Notes may be authenticated and delivered under the Indenture in an unlimited aggregate principal amount. The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $400,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 301 of the Base Indenture. The Notes will be senior unsecured obligations of the Company and will rank on the same basis with all of the Company’s other senior unsecured indebtedness from time to time outstanding.

(b)          In addition, without the consent of the Holders of the Notes, the Company may issue, from time to time in accordance with the provisions of the Indenture, Additional Notes having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the issue date, issue price, and, in some cases, the first payment of interest or interest accruing prior to the issue date of such Additional Notes). Any Additional Notes having such similar terms, together with the Notes issued on the date hereof, shall constitute a single series of Notes under the Indenture. Additional Notes of a series may only bear the same CUSIP number if they would be fungible for United States federal income tax purposes with the existing Notes of that series. No Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

Section 2.02     Maturity.

Unless an earlier redemption has occurred, the principal amount of the Notes shall mature and be due and payable, together with any accrued interest thereon, on April 1, 2026. If the maturity date of the Notes falls on a day that is not a Business Day, payment of principal, premium, if any, and interest for such Notes then due will be paid on the next Business Day. No interest on that payment will accrue from and after the maturity date.

Section 2.03     Form and Payment.

(a)          The Notes shall be issued as global notes in fully registered book-entry form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)          The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which form is hereby incorporated in and made a part of this Twentieth Supplemental Indenture. Notwithstanding Section 303 of the Base Indenture, the Trustee may authenticate the Notes by manual or electronic signature.

(c)          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Twentieth Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Twentieth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(d)          Principal, premium, if any, and/or interest, if any, on the global notes representing the Notes shall be made to The Depository Trust Company (together with any successor thereto, the “Depositary”).

(e)          The global notes representing the Notes shall be deposited with, or on behalf of, the Depositary and shall be registered in the name of the Depositary or a nominee of the Depositary. No global note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or such nominee to a successor of the Depositary or a nominee of such successor.

(f)          Additional provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Twentieth Supplemental Indenture are set forth in Appendix A, which is hereby incorporated in and made a part of this Twentieth Supplemental Indenture.

Section 2.04     Interest.

Interest on the Notes shall accrue at the rate of 6.102% per annum, payable by the Company semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2023 (each, an “Interest Payment Date”), to the Holders of the Notes at the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date (each, a “Regular Record Date”). Interest on the Notes will accrue from and including March 21, 2023 to, but excluding, the first Interest Payment Date and then from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or maturity date, as the case may be. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If any Interest Payment Date for the Notes is not a Business Day, then the related payment of interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest on such payment shall accrue for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day.

Section 2.05     Other Terms and Conditions.

(a)          The Notes are not subject to a sinking fund.

(b)          The Defeasance and Covenant Defeasance provisions of the Article Thirteen of the Base Indenture will apply to the Notes.

(c)          The provisions of Article Fifteen of the Base Indenture will not apply to the Notes.

(d)          The Notes will be subject to the Events of Default provided in Section 501 of the Base Indenture, as supplemented by Section 5.01.

(e)          The Trustee will initially be the Security Registrar and Paying Agent for the Notes.

(f)          The Notes will be subject to the covenants provided in Article Ten of the Base Indenture, as supplemented by Section 4.01.

Article Three

Redemption

Section 3.01     Optional Redemption of the Notes.

(a)           At the Company’s option, the Notes may be redeemed, in whole at any time or in part from time to time, on at least 10 days’ but no more than 60 days’ prior written notice sent to the Holders of the Notes to be redeemed.

(b)           Prior to the Par Call Date, the Notes will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) as calculated by the Company equal to the greater of:

(i)         the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less interest accrued to the Redemption Date; and

(ii)        100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon, to, but not including, the Redemption Date.

On or after the Par Call Date, the Notes will be redeemable in whole or in part at any time and from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, to, but not including, the Redemption Date. The Company will calculate the Redemption Price.

(c)           If money sufficient to pay the Redemption Price of and accrued interest on the Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date and the other conditions set forth in Article 11 of the Base Indenture are satisfied, then on and after the Redemption Date, interest will cease to accrue on the Notes (or such portion thereof) called for redemption and such Notes will cease to be outstanding. If any Redemption Date is not a Business Day, the Company will pay the Redemption Price on the next Business Day without any interest or other payment due to the delay.

(d)           If fewer than all of the Notes are to be redeemed at any time, not more than 60 days prior to the Redemption Date, the particular Notes or portions thereof for redemption from the outstanding Notes not previously called shall be selected in accordance with the procedures of DTC or by lot. No Notes of $2,000 or less will be redeemed in part.

(e)           In the case of any redemption, the Security Registrar will not be required to register the transfer or exchange of any Note:

(i)         during a period beginning 10 days before the day of sending of the relevant notice of redemption and ending on the close of business on that day of sending; or

(ii)        if the Company has called the Note for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(f)           The Company’s determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Company will notify the Trustee of the Redemption Price promptly after the calculation thereof and the Trustee shall have no duty to determine, or verify the calculation of, the Redemption Price.

(g)           Any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of a related transaction or event. At the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. The Company will provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date or such shorter time as may be acceptable to the Trustee, if any such redemption has been rescinded or delayed, and upon receipt the Trustee will provide such notice to each Holder of the Notes to be redeemed in the same manner in which the notice of redemption was given.

Article Four

Additional Covenants

Section 4.01     Purchase of Notes upon a Change of Control Triggering Event.

(a)            If a Change of Control Repurchase Event occurs after the date hereof, unless the Company has exercised its right to redeem the Notes as set forth in Section 3.01 of this Twentieth Supplemental Indenture, the Company will make an offer to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase.

Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, the Company will send a notice to each holder to which the Company is required to make a repurchase offer as described above, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice may, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(b)            On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(i)             accept for payment all Notes or portions of Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Company’s offer;

(ii)            deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(iii)           deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly send to each Holder of Notes properly tendered and not withdrawn the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any such Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(c)            The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

(d)          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 by virtue of any such compliance.

Article Five

Additional Events of Default

Section 5.01     Additional Events of Default.

In addition to the Events of Default set forth in Section 501 of the Base Indenture, an “Event of Default” with respect to the Notes shall be deemed to have occurred if the Company fails to make the required offer to purchase Notes following a Change of Control Repurchase Event, if that failure continues for 90 days after notice is provided as set forth in clause (4) of Section 501 of the Base Indenture.

Article Six

Amendments

Section 6.01     Certain Amendments to the Indenture

The Indenture, solely with respect to the Notes, is hereby amended as follows:

(a)          Section 603(8) of the Base Indenture is hereby amended by deleting the text of Section 603(8) in its entirety and replacing it with the following text:

(8) the Trustee shall not be deemed to have notice of any default or Event of Default unless written notice of any event which is in fact such a default is received by a responsible officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(b)          Section 801 of the Base Indenture (Company May Consolidate, Etc., Only on Certain Terms) is hereby amended by deleting the text of Section 801 in its entirety and replacing it with the following text:

The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

(1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership, trust or other business entity, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

(c)          Section 1004 of the Base Indenture (Statement by Officers as to Default) is hereby amended by deleting the text of Section 1004 in its entirety and replacing it with the following text:

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. Additionally, the Company will notify the Trustee promptly upon becoming aware that it is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture.

(d)          Section 1008 of the Base Indenture (Limitation on Liens) is hereby amended by deleting the text of Section 1008 in its entirety and replacing it with the following text:

The Company will not issue, incur, create, assume or guarantee, and will not permit any Restricted Subsidiary to issue, incur, create, assume or guarantee, any Secured Debt without in any such case effectively providing concurrently with such issuance, incurrence, creation, assumption or guarantee of any such Secured Debt, or the grant of a mortgage with respect to any such indebtedness, that the Securities (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Restricted Subsidiary ranking equally with the Securities and then existing or thereafter created) shall be secured equally and ratably with (or, at the option of the Company, prior to) such Secured Debt. The foregoing restriction with respect to Secured Debt, however, will not apply to:

(1) mortgages on property existing at the time of acquisition thereof by the Company or any Subsidiary, whether or not assumed, provided that such mortgages were in existence prior to the contemplation of such acquisitions;

(2) mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such mortgages are not incurred in anticipation of such corporation becoming a Restricted Subsidiary (which may include property previously leased by the Company and leasehold interests thereon, provided that the lease terminates prior to or upon the acquisition);

(3) mortgages on property, shares of stock or indebtedness existing at the time of acquisition thereof by the Company or a Restricted Subsidiary (including leases) or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness to secure any indebtedness for borrowed money incurred prior to, at the time of or within 12 months after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements, or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction, or the making of such improvements;

(4) mortgages to secure indebtedness owing to the Company or to a Restricted Subsidiary;

(5) mortgages existing on October 9, 2015;

(6) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

(7) mortgages in favor of the United States or any State, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any State, territory or possession thereof (or the District of Columbia), (i) to secure partial, progress, advance or other payments pursuant to any contract or statute, (ii) to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price of the cost of constructing, repairing or improving the property subject to such mortgages or (iii) to secure taxes, assessments or other governmental charges or levies which are not yet due and payable or are payable without penalty or of which amount, applicability or validity is being contested by the Company and/or any Restricted Subsidiary in good faith by appropriate proceedings and the Company and/or such Restricted Subsidiary shall have set aside in its books reserves which it deems to be adequate with respect thereto (segregated to the extent required by generally accepted accounting principles);

(8) mortgages created in connection with the acquisition of assets or a project financed with, and created to secure, a Nonrecourse Obligation;

(9) mortgages for materialmen’s, mechanic’s, workmen’s, repairmen’s, landlord’s liens for rent, or other similar liens arising in the ordinary course of business in respect of obligations which are not yet overdue or which are being contested by the Company or any Restricted Subsidiary in good faith and by appropriate proceedings;

(10) mortgages consisting of zoning restrictions, licenses, easements and restrictions on the use of real property and minor defects and irregularities in the title thereto, which do not materially impair the use of such property by the Company or any Restricted Subsidiary in the operation of business or the value of such property for the purpose of such business; and

(11) extensions, renewals, refinancings or replacements of any mortgage referred to in the foregoing clauses (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10); provided, however, that any mortgages permitted by any of the foregoing clauses (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10) shall not extend to or cover any property of the Company or such Restricted Subsidiary, as the case may be, other than the property, if any, specified in such clauses and improvements thereto, and provided further that any refinancing or replacement of any mortgages permitted by the foregoing clauses (7) and (8) shall be of the type referred to in such clauses (7) or (8), as the case may be.

Notwithstanding the restrictions outlined in the preceding paragraph, the Company or any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee Secured Debt, which would otherwise be subject to such restrictions, without equally and ratably securing the Securities, provided that after giving effect thereto, the aggregate amount of all Secured Debt (not including mortgages permitted under clauses (1) through (11) above) does not exceed the greater of $500 million and 10% of the Consolidated Net Tangible Assets of the Company as most recently determined on or prior to such date.

For purposes of this Section 1008:

(i) “Secured Debt” means any debt for borrowed money secured by a mortgage upon any Principal Property of the Company or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired); and

(ii) “mortgage” means a mortgage, security interest, pledge, lien, charge or other encumbrance.

(e)          Section 1009 of the Base Indenture (Limitations on Sale and Lease-Back Transactions) is hereby amended by deleting the text of Section 1009 in its entirety and replacing it with the following text:

The Company will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, unless: (1) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Securities, pursuant to Section 1008; or (2) the Company shall apply an amount equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) the retirement (other than mandatory retirement, mandatory prepayment or sinking fund payment or by a payment at maturity) of debt for borrowed money of the Company or a Restricted Subsidiary that matures more than 12 months after the creation of such indebtedness or the purchase, construction or development of other comparable property.

Notwithstanding the restrictions outlined in the preceding paragraph, the Company or any Restricted Subsidiary will be permitted to enter into Sale and Lease-Back Transactions which would otherwise be subject to such restrictions, without applying the net proceeds of such transactions in the manner set forth in clause (2) of the preceding paragraph, provided that after giving effect thereto, the aggregate amount of such Sale and Lease-Back Transactions, together with the aggregate amount of all Secured Debt not permitted by clauses (1) through (11) under Section 1008, does not exceed the greater of $500 million and 10% of Consolidated Net Tangible Assets of the Company as most recently determined on or prior to such date.

(f)          Section 105(3) of the Base Indenture is hereby amended by deleting the text of Section 105(3) in its entirety and replacing it with the following text:

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling, except to the extent the Trustee’s conduct, action or omission constitutes bad faith, willful misconduct, gross negligence or manifest error. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Article Seven

Miscellaneous

Section 7.01     Application of Twentieth Supplemental Indenture.

The Indenture, as supplemented by this Twentieth Supplemental Indenture, is in all respects ratified and confirmed. This Twentieth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 7.02     Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 7.03     Conflict with Base Indenture.

To the extent not expressly amended or modified by this Twentieth Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Twentieth Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Twentieth Supplemental Indenture shall control.

Section 7.04     Governing Law.

THIS TWENTIETH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7.05     Successors.

All agreements of the Company in the Base Indenture, this Twentieth Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Twentieth Supplemental Indenture shall bind its successors.

Section 7.06     Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Twentieth Supplemental Indenture by facsimile, electronically in portable document format (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or in any other format will be effective as delivery of a manually executed counterpart. The Company agrees to assume all risks arising out of the use of using electronic signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 7.07     Trustee Disclaimer.

The Trustee makes no representation as to the validity or sufficiency of this Twentieth Supplemental Indenture and the Notes other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein and in the Notes are deemed to be those of the Company and not the Trustee and the Trustee assumes no responsibility for the same. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Twentieth Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

HEWLETT PACKARD ENTERPRISE COMPANY

By:	/s/ Kirt Karros
Name: Kirt Karros
Title: Senior Vice President, Treasurer and Investor Relations

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title: Vice President

Appendix A

PROVISIONS RELATING TO INITIAL NOTES AND
ADDITIONAL NOTES

Section 1.1	Definitions.

(a)	Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Definitive Note” means a certificated Initial Note or Additional Note issued pursuant to the Indenture that does not include the Global Notes Legend.

“Global Note” has the meaning ascribed to the term “Global Security” in the Indenture.

(b)	Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Notes Legend”	2.2(e)

Section 2.1	Form and Dating.

(a)	[Reserved]

(b)          Global Notes. The Initial Notes shall be issued initially in the form of one or more Global Notes, in each case without interest coupons and bearing the Global Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchange of Global Notes” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Sections 304 and Section 305 of the Base Indenture and Section 2.2(c) of this Appendix A.

(c)          Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 303 of the Indenture and pursuant to a Company Order signed by one authorized officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)          Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2	Transfer and Exchange.

(a)          Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Security Registrar with a written request:

(i)         to register the transfer of such Definitive Notes; or

(ii)        to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations;

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(b)          Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new applicable Global Note in the appropriate principal amount.

(c)          Transfer and Exchange of Global Notes.

(i)         The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)        If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)       Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)	[Reserved]

(e)	Legends.

Each Definitive Note shall bear the following legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(f)           Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g)	Obligations with Respect to Transfers and Exchanges of Notes.

(i)         To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii)        No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 304, 305, 306, 906 and 1107 of the Base Indenture).

(iii)       Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(iv)       All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(h)	No Obligation of the Trustee.

(i)          The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii)        Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.3	Definitive Notes.

(a)          A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary. In addition, any Affiliate of the Company that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Company or Trustee.

(b)          Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.

(c)          The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)          In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

Exhibit A

Form of Note representing the 6.102% Notes due 2026

No. R-

HEWLETT PACKARD ENTERPRISE COMPANY

6.102% Notes due 2026

$[●]

CUSIP No. 42824C BM0

[GLOBAL NOTES ONLY] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

Hewlett Packard Enterprise Company, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                         , or registered assigns, the principal sum of                  Dollars ($                  ) or such other amount indicated on the Schedule of Exchange of Global Notes attached hereto on April 1, 2026 (if such date is not a Business Day, payment of principal, premium, if any, and interest for the Securities will be paid on the next Business Day); provided, however, that no interest on that payment will accrue from and after April 1, 2026, and to pay interest thereon from March 21, 2023, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2023, at the rate of 6.012% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holders of this Security (or one or more Predecessor Securities) at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on the Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months. If any Interest Payment Date for the Securities is not a Business Day, then payment of interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest on such payment shall accrue for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day.

So long as all of the Securities of this series are represented by Global Securities, the principal of, premium, if any, and interest, if any, on this Global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary. If at any time the Securities of this series are no longer represented by the Global Securities and are issued in definitive form (“Certificated Securities”), then the principal of, premium, if any, and interest, if any, on each Certificated Security at Maturity shall be paid to the Holder upon surrender of such Certificated Security at the office or agency maintained by the Company in the Borough of Manhattan, The City of New York (which shall initially be the principal corporate trust office of The Bank of New York Mellon Trust Company, N.A., as Trustee) or at such other place or places as may be designated in or pursuant to the Indenture, provided that such Certificated Security is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Securities other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular Record Date or Special Record Date or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular Record Date or Special Record Date.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HEWLETT PACKARD ENTERPRISE COMPANY

By:
Name:
Title:
Attest:

Name:
Title:

Trustee’s Certificate of Authentication.

This is one of the Securities of the series designated

herein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Reverse of Security

HEWLETT PACKARD ENTERPRISE COMPANY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 9, 2015 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the Twentieth Supplemental Indenture, dated as of March 21, 2023 (the “Twentieth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee, and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially in aggregate principal amount of $400,000,000.

The Company may redeem the Securities, in whole at any time or in part from time to time, on at least 10 days’ but no more than 60 days’ prior written notice sent to the Holders of the Securities to be redeemed.

Prior to the Par Call Date, the Securities will be redeemable in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) as calculated by the Company equal to the greater of:

(i)         the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, less interest accrued to the Redemption Date; and

(ii)        100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon, to, but not including, the Redemption Date.

On or after the Par Call Date, the Securities will be redeemable in whole or in part at any time and from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon, to, but not including the Redemption Date. The Company will calculate the Redemption Price.

If money sufficient to pay the Redemption Price of and accrued interest on the Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Trustee or Paying Agent on or before the Redemption Date and the other conditions set forth in Article 11 of the Base Indenture are satisfied, then on and after the Redemption Date, interest will cease to accrue on the Securities (or such portion thereof) called for redemption and such Securities will cease to be outstanding. If any Redemption Date is not a Business Day, the Company will pay the Redemption Price on the next Business Day without any interest or other payment due to the delay.

If fewer than all of the Securities are to be redeemed at any time, not more than 60 days prior to the Redemption Date, the particular Securities or portions thereof for redemption from the outstanding Securities not previously called shall be selected in accordance with the procedures of DTC or by lot. No Securities of $2,000 or less will be redeemed in part.

In the case of any redemption, the Security Registrar will not be required to register the transfer or exchange of any Security:

(i)        during a period beginning 10 days before the day of sending of the relevant notice of redemption and ending on the close of business on that day of sending; or

(ii)      if the Company has called the Security for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but, there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices, expressed as a percentage of principal amount, at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Company will notify the Trustee of the Redemption Price promptly after the calculation thereof and the Trustee shall have no duty to determine, or verify the calculation of, the Redemption Price.

The Indenture contains provisions, which will apply to the Securities, for defeasance and covenant defeasance and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or Trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State, without regard to conflict of laws principles thereof.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Purchase of Securities upon a Change of Control Triggering Event

If a Change of Control Repurchase Event occurs after the date hereof, unless the Company has exercised its right to redeem the Securities, the Company will make an offer to each Holder of Securities to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus any accrued and unpaid interest on the Securities repurchased to the date of purchase.

Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the transaction or event that constitutes or may constitute the Change of Control, the Company will send a notice to each holder to which the Company is required to make a repurchase offer as described above, with a copy to the Trustee, describing the transaction or event that constitutes or may constitute the Change of Control Repurchase Event and offering to repurchase the Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice may, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

On the Change of Control Repurchase Event payment date, the Company shall, to the extent lawful:

(i)         accept for payment all Securities or portions of Securities (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Company’s offer;

(ii)       deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Securities or portions of Securities properly tendered and not withdrawn; and

(iii)      deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

The Paying Agent will promptly send to each Holder of Securities properly tendered and not withdrawn the purchase price for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Security equal in principal amount to any unpurchased portion of any such Securities surrendered; provided that each new Security will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this provision, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this provision by virtue of any such compliance.

“Below Investment Grade Rating Event” means, with respect to the Securities, the rating on the Securities is lowered by each of the Rating Agencies, and the Securities are rated below Investment Grade by each of the Rating Agencies, within 60 days from the earlier of (1) the date of the public notice of an arrangement that could result in a Change of Control or (2) the occurrence of a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following after the date hereof:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one or more of the Company’s subsidiaries; (2) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used for purposes of Section 13(d)(3) of the Exchange Act), other than the Company or one of the Company’s wholly owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or (5) the adoption by the Company of a plan providing for the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control under clause (2) above if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (b) (y) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (z) immediately following that transaction, no person (as that term is used in Section 13(d)(3) of the Exchange Act), other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

For purposes of the foregoing discussion of the purchase of Securities upon a Change of Control Triggering Event, the following definitions are applicable:

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on October 9, 2015; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval by such Continuing Directors of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Ratings Inc. and its successors.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Par Call Date” means April 1, 2024.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means S&P Global Ratings and its successors.

“Voting Stock” means, with respect to any person as of any date, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

the within Global Security of HEWLETT PACKARD ENTERPRISE COMPANY and all rights hereunder, hereby irrevocably constituting and appointing to transfer said Global Security on the books of the within-named Company, with full power of substitution in the premises.

Dated: ________
NOTICE: THE SIGNATURE TO THIS
ASSIGNMENT MUST CORRESPOND
WITH THE NAME AS WRITTEN
UPON THE FACE OF THE WITHIN
INSTRUMENT IN EVERY PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT
OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or part of this Note purchased by the Company pursuant to Change of Control, state the amount you elect to have purchased:

	$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchange of Global Notes*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*This schedule should be included only if the Note is issued in global form.